UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2021

AINOS, INC
(Exact name of registrant as specified in its charter)

Texas	0-20791	75-1974352
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8880 Rio San Diego Drive, Ste. 800, San Diego, CA 92108 (858) 869-2986
(Address and telephone number, including area code, of registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.  Entry Into a Material Definitive Agreement.

The information set forth under Item 4.01(b) below is incorporated in its entirety herein by reference.

Item 4.01(b) Changes in Registrant’s Certifying Accountant.

The Company engaged PricewaterhouseCoopers, Taiwan (“PWC”) as independent accountants of Ainos Inc. Taiwan Branch under an engagement agreement dated October 4, 2021 (“Audit Engagement”). The Audit Engagement covers audit services for the years ending December 31, 2021 and 2022 and PWC will issue interfirm audit reports for group reporting purposes to the Company’s group audit firm, PWR CPA, LLP.

Additionally, the Company engaged PWC under separate agreements dated October 4, 2021 for PWC to render advisory services in connection to the Company’s internal controls over financial reporting as required under section 404 of the Sarbanes-Oxley Act (“SOX Engagement”) and in respect to compliance with Taiwan corporate income tax requirements for the tax years ending December 31, 2021 and 2022 (“Taiwan Tax Engagement”).

The Company's Audit Committee and Board of Directors approved the herein described engagements of PWC.

During the two most recent fiscal years and through October 4, 2021, the Company has not consulted with PWC on any matter that involved the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements or any other matters or reportable events as defined in Items 304(a)(2)(i) and (ii) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ainos, Inc.

Date: October 8, 2021	By:	/s/ Chun-Hsien Tsai
Name: Chun-Hsien Tsai
Title: Chief Executive Officer

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